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                       SECURITY AGREEMENT


       This  Security  Agreement,  dated  May  24,  1996,  is  by
ATC Environmental Inc., a Delaware corporation ("Debtor"), in favor of American Testing and Engineering Corporation, an Indiana corporation ("Secured Party").

                            Recitals

       Debtor, Secured Party and Gerald D. Mann, principal shareholder of Secured Party ("Mr. Mann"), have entered into an Agreement for Purchase and Sale of Business Assets, dated May 24, 1996 ("Purchase Agreement"), which contemplates (i) the purchase and sale of certain business assets of Secured Party, (ii) the assumption by Debtor of certain debts and obligations of Secured Party, including, without limitation, those assumed pursuant to an Assumption Agreement of even date herewith among Debtor, Secured Party and Mr. Mann ("Assumption Agreement"), (iii) the execution and delivery of a Master Equipment Lease Agreement between Debtor and Secured Party ("Equipment Lease Agreement"),
(iv) the execution and delivery of Sublease Agreements for various properties being sublet by Secured Party to Debtor (collectively, the "Sublease Agreements"), (v) the execution and delivery of noncompetition agreements (collectively, the "Noncompetition Agreements") between (A) Debtor and Secured Party, (B) Debtor and Mr. Mann, and (C) Debtor and Waste Abatement Technology, L.P., an Indiana limited partnership which is an affiliate of Secured Party ("WATEC"), and (vi) the execution and delivery of a Consulting Services Agreement
("Consulting Agreement") among Debtor, Mr. Mann and Mann Technology, Inc., an Indiana corporation ("MTI"). The Purchase Agreement, Assumption Agreement, Equipment Lease Agreement, Sublease Agreements, Noncompetition Agreements and Consulting Agreement are hereinafter collectively referred to as the "Agreements."

                             Terms

      In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, Debtor and Secured Party, each intending to be legally bound, hereby agree as follows:

      1. Debtor hereby grants and transfers to Secured Party a security interest in all assets of Debtor listed in Exhibit A attached hereto and by reference made a part hereof, whether now existing or after-acquired, wherever located, together with all replacements, proceeds (including tort claims and insurance), products and accessories thereof (hereinafter collectively referred

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to   as   the  "Collateral"),  to  secure  the  payment  of   all
indebtedness owed by Debtor to Secured Party pursuant to the provisions of the Agreements and pursuant to the transactions contemplated thereby, and any other present or future obligations of Debtor to Secured Party. Debtor agrees to pay the principal of and interest, if any, on any such indebtedness when the same shall become due and payable.

       Debtor warrants, represents and covenants that the Collateral is now or will be located and will be kept only in the jurisdictions and business locations listed in Exhibit B attached hereto (collectively, the "Locations"); that, subject to the provisions of Section 1 of this Agreement, except for a first lien and security interest in the Collateral which has been, or will be, given by Debtor in favor of its primary lending institution (or institutions acting jointly) or such other primary lender with whom Debtor may re-finance its debt (the "Lender") and a prior lien and security interest in favor of
R.E. Blattert & Associates, Inc. ("Associates") or Robert E. Blattert in assets which Purchaser acquired from Associates, Debtor has clear and unencumbered title to the Collateral now in its possession; that, except for the liens described in this paragraph, and except for incidental equipment lease security interests which in the aggregate are not material, no financing statement or lien instrument covering all or any portion of the Collateral has been voluntarily or involuntarily executed, recorded or filed; and that the Collateral is now or will be used primarily for business use in the operation of its environmental consulting business.

                TERMS, CONDITIONS AND AGREEMENTS

      1. The security interest in the Collateral hereby granted shall continue until full performance by Debtor of all conditions and obligations hereunder and under the Agreements and until all outstanding present or future indebtedness of Debtor to Secured Party has been paid in full. Debtor shall be entitled to possession of the Collateral until default, but shall use the
Collateral  in  a  careful  and  prudent  manner,  maintain   the
Collateral in good repair, pay all taxes and other charges thereon when due, and defend the Collateral at all times against any claims during the duration of this Agreement. Except for temporary periods in connection with the operation of Debtor's business in the ordinary course, Debtor shall not permit the Collateral to be removed from the Locations without the prior written consent of Secured Party; provided, however, that transfer of any Collateral from one location listed in Exhibit B to another location so listed shall not require Secured Party's consent and provided further that the non-permanent use of Equipment or other Collateral in the ordinary course at bona fide job locations not listed on Exhibit B shall not require Secured Party's consent. Debtor shall give prompt written notice to Secured Party of any transfer, sale, pledge, assignment, or any other process or action taken or pending, voluntary or


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involuntary, whereby a third party is to obtain or is  attempting to obtain possession of or any interest in the Collateral. Secured Party shall have the right to inspect the Collateral at all reasonable times, and upon periodic written request, no more frequently than quarterly, Debtor shall provide Secured Party with a complete listing by name, address, and debt amount of Debtor's account debtors. Secured party agrees to hold such information in strict confidence and not to use such information for any purpose other than as contemplated by this Agreement or to disclose such information to any person except in connection with the enforcement by Secured Party of its rights under this
Agreement.   At its option, but without obligation to Debtor  and
without relieving Debtor from any default, Secured Party may discharge taxes, liens or other encumbrances levied or placed upon the Collateral, may maintain and pay insurance thereon, and may order and pay for any necessary repairs or maintenance thereon, for which Debtor upon demand agrees to reimburse Secured Party for amounts expended, with interest thereon at a rate equal to the mean of the Fidelity Spartan Fund quoted rates for the date on which such payment first shall have become due and the date on which it shall have been paid.

      2. Debtor shall fully insure the Collateral, for the benefit of both Secured Party and Debtor, against loss or damage by fire, theft and other casualties by comprehensive extended coverage insurance in kinds, amounts and with companies reasonably satisfactory to Secured Party and naming Secured Party as an additional insured. Any such policy or policies shall contain a standard clause providing for cancellation only upon written notice to Secured Party as its interest may appear.
Debtor shall, upon request by Secured Party, furnish a certificate of such insurance to Secured Party.

     3. Time, and each of the terms, conditions and agreements, are of the essence of this Agreement. Debtor agrees that any of the following shall constitute an event of default under this Security Agreement: (a) the failure of Debtor to timely pay any indebtedness secured hereby (subject to the set-off procedures and rights set forth in Section 1.04 of the Purchase Agreement) or to perform any condition or obligation contained herein;
(b) any untrue statement, representation, or warranty made by Debtor herein; (c) any failure of Debtor to give required notice;
(d) the insolvency of Debtor or its failure or inability to pay debts as they mature in the ordinary course of business, an assignment by Debtor for the benefit of its creditors, the appointment of a receiver for Debtor or the Collateral, or the filing of any petition to adjudicate Debtor as bankrupt; (e) the dissolution of Debtor; or (f) any default of Debtor under its lending and/or security arrangement with any person or entity which has a lien on any of the Collateral senior to that of Secured Party (including, without limitation, Lender and Associates). Debtor agrees to notify Secured Party in writing if any event of default has


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occurred.   Upon  any  event of default, Secured  Party,  at  its
option and without notice or demand, shall be entitled to declare the indebtedness secured hereby immediately due and payable, enter the premises at which the Collateral is located to take
immediate   possession  of  the  Collateral  or  to  render   the
Collateral unusable, and shall be entitled to exercise all rights and remedies of a secured creditor under Indiana or other applicable law, including notification to account debtors to make payment to Secured Party; provided, that an act of default shall not be deemed to have occurred hereunder relative to a dispute regarding the exercise of set-off rights during the pendency of proceedings under Section 1.04 of the Purchase Agreement in connection therewith. Upon request, Debtor shall assemble and make the Collateral available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to
both  parties.   Upon repossession, at its option, Secured  Party
may propose to retain the Collateral in satisfaction of the obligation or may sell the Collateral at public or private sale in accordance with the Uniform Commercial Code as adopted in Indiana or any other applicable statute. In the further event that Secured Party shall dispose of any or all of the Collateral after default, the proceeds of disposition shall be first applied in the following order: (a) to the reasonable expenses of retaking, holding, preparing for sale, selling and the like;
(b) to the reasonable attorneys' fees and legal expenses incurred by Secured Party; and (c) to the satisfaction of the indebtedness secured by this security interest. Debtor agrees to release and hold harmless Secured Party from any and all claims arising out of the repossession of the Collateral provided Secured Party has acted in good faith. No waiver of any default or failure or delay to exercise any right or remedy by Secured Party shall operate as a waiver of any other default or of the same default in the future or of any right or remedy with respect to the same or any other occurrence. All rights and remedies of Secured Party herein specified are cumulative and are in addition to, not in limitation of, any rights and remedies Secured Party may have by law or under the Agreements or otherwise. Debtor expressly waives any otherwise applicable requirement of exhaustion or marshalling of the Collateral.

     4. The lien and security interest granted pursuant to this Agreement shall be subordinate to the security interest in the Collateral held by the Lender from time to time and the security interest in that portion of the Collateral acquired on or about January 13, 1995 from Associates or Robert E. Blattert, and shall be subordinate to no other liens, security interests, encumbrances or claims except for incidental equipment lease security interests which in the aggregate shall not be material. Secured Party agrees to execute a subordination agreement substantially in the form attached hereto as Exhibit C with any Lender.




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      5.    Debtor authorizes Secured Party to execute  and  file
financing  statements  signed  only  by  Secured  Party  on   the
Collateral covered by this Agreement. Filing fees incurred shall be borne by Debtor. Debtor agrees, in addition, to execute and
deliver   any   other  certificate  and  forms,   including   any
certificate of title to a motor vehicle with the security interest of the Secured Party noted thereon, required by Secured Party which are necessary to assure compliance with the laws of a particular jurisdiction in which Debtor resides, to whom the Collateral is shipped or in which the Collateral is to be used.

     6. This Agreement and all rights and liabilities hereunder shall inure to the benefit of and be binding upon Secured Party and Debtor, their respective successors, assigns, heirs and legal representatives. This Agreement shall be construed in accordance with the laws of the State of Indiana without regard to its conflict of interest laws.

      7. Any notice required by this Agreement shall be deemed sufficient when mailed by certified mail or deposited with a nationally recognized overnight courier to Debtor at ATC Environmental Inc., 1515 E. 10th Street, Sioux Falls, SD 57103-1721, Attention: John Smith, Esq., or to Secured Party at 8653 Bash Street, Indianapolis, IN 46256-1202, Attention:
Gerald D. Mann, President, with a copy sent in the same manner to John C. Stark, Esq., Stark Doninger & Smith, Suite 700, 50 South Meridian Street, Indianapolis, IN 46204, or to such other address as may be designated by either Debtor or Secured Party in writing. Notice shall be effective three (3) business days after mailing if by certified mail or one (1) business day after deposit if sent by overnight courier. Debtor by its signature agrees that any modification or rescission of this Agreement shall be ineffective unless in writing and signed by both Secured Party and Debtor. Notice of the acceptance of this Agreement by Secured Party is hereby waived by Debtor.

      8. All disputes hereunder between the parties shall be resolved in accordance with the provisions of Section 10.15 of the Asset Purchase Agreement.

       IN  WITNESS  WHEREOF,  Debtor  has  caused  this  Security
Agreement to be executed by its duly authorized officer on the day and in the year first above written.


                                                              ATC
                              ENVIRONMENTAL INC.



                              By: ______________________________

                              Its ______________________________


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                           EXHIBIT A


     Each and all of the following, whether presently existing or after-acquired, are pledged by Debtor as Collateral in favor of Secured Party. Each of the following shall have the respective meanings as defined by Article 9 of the Uniform Commercial Code as adopted and in effect as of the date hereof:

      1.  Accounts;
      2.  Accounts Receivable and Contract Rights;
      3.  Deposit Accounts;
      4.  Inventory;
      5.  Equipment;
      6.  Documents;
      7.  Instruments;
      8.  Goods, including certificates of title;
      9.  Chattel Paper;
     10.  General Intangibles;
     11.  Fixtures; and
     12. All proceeds and products of all of the above, including tort claims and insurance.